This Joint Filing Agreement confirms the agreement by and among the undersigned that the Schedule 13G is filed on behalf of each of the reporting person(s) identified below.

Legg Mason Capital Management, Inc.


By:_____/s/_Nicholas C. Milano____________________________
        Nicholas C. Milano, Chief Compliance Officer

LMM LLC


By:_____/s/_Nicholas C. Milano____________________________
        Nicholas C. Milano, Chief Compliance Officer

Legg Mason Special Investment Trust, Inc.


By:___/s/_Gregory T. Merz_________________________________
      Gregory T. Merz, Vice President